Exhibit 10.1


        SECOND AMENDMENT TO CREDIT AGREEMENT, WAIVER AND LIMITED CONSENT

     THIS SECOND AMENDMENT TO CREDIT AGREEMENT, WAIVER AND LIMITED CONSENT (this "Amendment") is made as of the 24th day of January, 2005, among KRISPY KREME DOUGHNUT CORPORATION, a North Carolina corporation (the "Borrower"), KRISPY KREME DOUGHNUTS, INC., a North Carolina corporation (the "Parent"), FREEDOM RINGS, LLC, a Delaware limited liability company, and GOLDEN GATE DOUGHNUTS, LLC, a North Carolina corporation (collectively, the "Subsidiary Guarantors"), MONTANA MILLS BREAD CO., INC., a Delaware corporation (the "Affiliate Guarantor", and, collectively with the Parent and the Subsidiary Guarantors, the "Guarantors"), the LENDERS party hereto (the "Lenders"), BRANCH BANKING AND TRUST COMPANY, as Syndication Agent, BANK OF AMERICA, N.A. and ROYAL BANK OF CANADA, as Co-Documentation Agents, and WACHOVIA BANK, NATIONAL ASSOCIATION, as Administrative Agent (the "Administrative Agent") and the Issuing Lender (the "Issuing Lender").

                                R E C I T A L S:

     The Borrower, the Administrative Agent, the Issuing Lender and the Lenders have entered into that certain $150,000,000 Credit Agreement dated as of October 31, 2003, as amended by that certain First Amendment to Credit Agreement dated November 2003 (as so amended, the "Credit Agreement"). Capitalized terms used in this Amendment which are not otherwise defined in this Amendment shall have the respective meanings assigned to them in the Credit Agreement.

     The Borrower has failed to deliver financial statements and a Compliance Certificate for the Fiscal Quarter ended October 31, 2004 (the "Required Financial Information") as required by Sections 6.01(b) and 6.01(c) of the Credit Agreement (the "Existing Defaults").

     The Borrower has notified the Lenders that the information set forth in financial statements and certificates previously delivered by the Borrower may need to be restated or corrected as a result of the matters described and referred to in the Form 8-K dated January 4, 2005 filed by the Borrower under the Exchange Act (the "8-K Disclosure"), which could be deemed to have caused such financial statements and/or certificates in the forms previously delivered to have been incorrect or misleading, and the representations and warranties made or deemed made by the Borrower may, or may not, as a result of such matters described and referred to in the 8-K Disclosure, be deemed to have resulted in a Default having occurred under Section 8.01(d) of the Credit Agreement (any such Default which has or may have occurred being hereinafter referred to as a "Disclosure Default").

     The Borrower has requested the Administrative Agent, the Issuing Lender and the Lenders to provide a limited consent to a delay in delivery of the Required Financial Information and the extension of the applicable grace period with respect to the Existing Defaults under Section 8.01(c) of the Credit Agreement arising from the failure to deliver the Required Financial Information and to waive during such time any Disclosure Default which has or may



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

have occurred, such consent and waiver to be subject to certain terms and conditions as specifically set forth herein.

     The Borrower, the Administrative Agent, the Issuing Lender and the Lenders are each willing to use its best efforts to work toward a long-term solution with respect to the matters contained herein that is satisfactory to all parties during the Extension Period (as hereinafter defined).

     NOW, THEREFORE, in consideration of the Recitals and the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto intending to be legally bound hereby, agree as follows:

     SECTION 1. Recitals. The Recitals are incorporated herein by reference and shall be deemed to be a part of this Amendment.

     SECTION 2. Amendments. The Borrower and the Lenders hereby agree that the Credit Agreement is hereby amended as set forth in this Section 2.

     (a) Section 4.02 of the Credit Agreement is hereby amended to delete "and" at the end of clause (c), to substitute the period at the end of clause (d) with a semicolon and to add new clauses (e) and (f) to read in their entirety as follows:

          (e) if, after any Revolving Credit Borrowing or any Swing Loan Borrowing, the aggregate outstanding principal amount of all Revolving Credit Loans and Swing Loans will exceed $59,000,000, receipt by the Administrative Agent of the prior written consent of the Required Lenders to such Borrowing; and

          (f) with respect to the issuance, renewal or extension of a Letter of Credit, (i) the fact that immediately after such issuance, renewal or extension, and after giving effect to the expiration or cancellation of any outstanding Letters of Credit, the aggregate Letter of Credit Obligations do not exceed the aggregate Letter of Credit Obligations as of January 14, 2005 and such issuance, renewal or extension is on substantially similar terms as applicable to the Letter of Credit being replaced, renewed or extended or (ii) receipt by the Administrative Agent of the prior written consent of the Required Lenders to the issuance, renewal or extension of such Letter of Credit.

     (b) Section 7.10(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

          (d) Guarantees of the Borrower in respect of Debt incurred by Joint Ventures in an aggregate principal amount outstanding at any time not to exceed the amount of such Debt outstanding as of January 14, 2005; except that (A) (i) to the extent that any Guarantee issued prior to January 14, 2005 permits the increase of the principal amount of the outstanding Debt secured by such Guarantee, such increase shall be permitted under this clause (d) and (ii) any new Guarantee issued under this clause (d) shall be issued on terms no less favorable to the Guarantor than the Guarantee that it replaces, if it replaces another Guarantee; (B) the Borrower may issue Guarantees after January 14, 2005 (other than pursuant to clause (A)) in connection with the refinancing of existing Guarantees of Debt not to exceed at any one time outstanding $5,000,000 individually or in the aggregate; and (C) the Borrower may issue new Guarantees after January 14, 2005 and prior to March 25, 2005, in connection with Guarantees of Debt not to exceed at any one time outstanding $2,500,000 individually or in the aggregate;

     (c) Section 6.01 of the Credit Agreement is hereby amended to delete "and" at the end of clause (k), to substitute the period at the end of clause (l) with a semicolon and to add new clauses (m) to read in its entirety as follows:

          (m) as soon as available and in any event within thirty (30) days after the end of each of the first two fiscal months of any Fiscal Quarter, and within forty-five (45) days after the end of the last fiscal month of each Fiscal Quarter, a consolidated balance sheet of the Parent and its Consolidated Subsidiaries as of the end of the prior fiscal month and the related statement of income or operations for such fiscal month and for the portion of the Fiscal Year ended at the end of such fiscal month, setting forth in each case in comparative form the figures for the corresponding fiscal month and the corresponding portion of the previous Fiscal Year, all in form reasonably acceptable to the Administrative Agent; and

          (n) Tuesday of each week, beginning February 1, 2005, a rolling 13-week cash forecast, in form reasonably acceptable to the Administrative Agent.

     (d) Section 11.03 of the Credit Agreement is hereby amended to add a new sentence at the end thereof to read in its entirety as follows:

          The Borrower shall also pay all reasonable out-of-pocket expenses upon demand of the Administrative Agent's counsel in connection with the hiring and retention by the Administrative Agent's counsel of a financial advisor for the Lenders (including, without limitation, a reasonable retainer, if requested). The Administrative Agent acknowledges and agrees that any such financial advisor shall be bound by the terms of Section 11.09 of this Agreement.

     SECTION 3. Limited Consent and Waiver.

     (a) Upon the satisfaction of the conditions contained in Section 5 below, but with effect on and after the date hereof, the Administrative Agent, the Lenders and the Issuing Lender hereby consent to the extension from the date hereof to March 25, 2005 (the "Extension Period") of the applicable 30-day grace period under Section 8.01(c) of the Credit Agreement insofar

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as such grace period relates to the delivery of the Required Financial
Information under either Section 6.01(b) or 6.01(c), of the Credit Agreement.

     (b) Upon the satisfaction of the conditions contained in Section 5 below, but with effect on and after the date hereof, the Lenders hereby temporarily waive, during the Extension Period only, any Disclosure Default. If a Disclosure Default has occurred or is deemed to have occurred, such Disclosure Default shall not be, and shall not be deemed to have been, an Event of Default until the expiration of the Extension Period. Without in any regard limiting the generality of the terms of Sections 3(c), 3(d) and 4(a) of this Amendment, the temporary waiver hereby granted relates exclusively to the breach of Section 8.01(d) of the Credit Agreement and nothing herein shall be deemed to have waived any other Default which may arise or may have arisen by reason of any fact or circumstance which may be or may have been disclosed but for any Disclosure Default including, without limitation as aforesaid, any Default under
Section 7.13 of the Credit Agreement. Moreover, this temporary waiver shall not be deemed to have waived any right or remedy available against any Person other than the Borrower by reason of the matters described or referred to in the 8-K Disclosure.

     (c) The consent granted in clause (a) above and the temporary waiver granted in clause (b) above shall be limited solely to the delivery of the Required Financial Information and to any Disclosure Default, respectively, and shall not be deemed to (i) be a waiver of or consent to any deviation from or modification or amendment of any other Default which has occurred and is continuing or which shall have occurred at any time prior to the date hereof, or of any other term or condition of the Credit Agreement, or of any default under any instruments or agreements referred to herein or therein, or (ii) prejudice in any way any right or rights which the Administrative Agent, the Issuing Lender or the Lenders may now have or may have in the future (including, without limitation, any right or rights with respect to any Disclosure Default after the expiration of the Extension Period) under or in connection with the Credit Agreement or any instruments or agreements referred to herein or therein or executed in connection herewith or therewith. The consent set forth in clause
(a) and the temporary waiver granted pursuant to clause (b) above shall not at any time or in any way obligate the Administrative Agent, the Issuing Lender or the Lenders to grant any other approval, waiver, or consent hereinafter requested by the Borrower.

     (d) Except as specifically provided herein, the Administrative Agent, the Issuing Lender and the Lenders expressly reserve all of their rights and remedies available to them under the Credit Agreement and applicable law (including, without limitation, any rights or remedies that may arise with respect to any Disclosure Default after the expiration of the Extension Period).

     SECTION 4. Other Agreements.

     (a) The Borrower hereby acknowledges that (i) the limited consent granted in Section 3(a) above is an extension of the applicable 30-day grace period under Section 8.01(c) of the Credit Agreement and shall not be deemed to be a waiver of the Existing Defaults, (ii) the temporary waiver granted in Section 3(b) above is effective only for the Extension Period and shall not be deemed to be a permanent waiver of any Disclosure Default or the rights and/or remedies of the Administrative Agent, Issuing Lender or any Lender in connection therewith beyond the Extension Period and (iii) the Borrower shall continue to be in Default under the Credit Agreement until the Required Financial Information is delivered pursuant to the terms of the Credit Agreement.

     (b) The Borrower hereby agrees, and the Administrative Agent, Issuing Lender and the Lenders hereby acknowledge, that until the Borrower delivers the Required Financial Information, the provisions of the Credit Agreement that apply (i) after the occurrence and/or during the continuance of a Default and
(ii) during the period from the date such Required Financial Information was due to the date such Required Financial Information is delivered, shall continue to apply; except that, during the Extension Period and so long as no other Default (other than the Existing Defaults and any Disclosure Default) has occurred and is continuing (A) the Issuing Lender shall extend, renew and issue Letters of Credit under Section 3.04 of, and subject to the other conditions to issuance contained in, the Credit Agreement, notwithstanding the continuance of the Default arising from the Existing Defaults and the existence of any Disclosure Default, as and to the extent that as a result of any such extension, renewal or issuance, and after giving effect to the expiration or cancellation of any outstanding Letters of Credit, the aggregate Letter of Credit Obligations do not exceed the aggregate Letter of Credit Obligations as of January 14, 2005 and (B) the Borrower may request new Revolving Credit Borrowings and Swing Line Borrowings under Section 2.01 of, and subject to the other conditions to Borrowings contained in, the Credit Agreement, notwithstanding the continuance of the Default arising from the Existing Defaults and the existence of any Disclosure Default, as and to the extent that as a result of any such Borrowing the aggregate outstanding principal amount of all Revolving Credit Loans and Swing Loans does not exceed $59,000,000.

     (c) The Borrower hereby agrees that if the Required Financial Information has not been received by the Administrative Agent and each of the Lenders on or before March 25, 2005 such failure to make such delivery in compliance with Sections 6.01(b) and 6.01(c) of the Credit Agreement shall permit the immediate exercise of all rights and remedies of the Administrative Agent, the Issuing Lender and the Lenders arising from such failure.

     (d) The Borrower hereby agrees that if any Disclosure Default has occurred then, upon expiration of the Extension Period, the Administrative Agent, the Issuing Lender and the Lenders may immediately exercise all rights and remedies available to them as a result of such Disclosure Default.

     (e) The Borrower shall deliver to Administrative Agent a full, complete, and correct copy of the engagement agreement between the Borrower and Kroll Zolfo Cooper LLC, no later than two (2) Domestic Business Days after execution thereof. The Borrower shall notify Administrative Agent no later than one (1) Domestic Business Day after any amendment, alteration or termination of such engagement agreement

     (f) The Borrower has advised Lenders that, among the responsibilities of Kroll Zolfo Cooper LLC, will be the creation of a business plan detailing its tactical and strategic business objectives, including forecasts. The Borrower shall deliver to Administrative Agent a true, complete, and correct copy of such business plan no later than two (2) Domestic Business Days after completion and appropriate corporate approval thereof.

     SECTION 5. Conditions to Effectiveness. The effectiveness of this Amendment is subject to satisfaction of the following conditions:

     (a) receipt by the Administrative Agent from each of the Borrower, the Guarantors and the Required Lenders of a duly executed counterpart of this Amendment signed by such party;

     (b) the fact that the representations and warranties of each of the Borrower and the Guarantors contained in Section 7 of this Amendment shall be true on and as of the date hereof; and

     (c) receipt by the Administrative Agent from the Borrower for the ratable account of the Lenders executing this Amendment of fees in an amount equal to $100,000.

     SECTION 6. Limitations. Except as herein provided, the Loan Documents shall remain unchanged and in full force and effect. The limited consent and temporary waiver granted herein are limited solely to the Existing Defaults and any Disclosure Default, respectively. This Amendment is not intended to effect, nor shall be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single agreement. Nothing herein contained shall waive, annul, vary or affect any provision, condition, covenant or agreement contained in the Credit Agreement, nor affect or impair any rights, powers or remedies under the Credit Agreement, except as herein provided. Except as expressly provided herein, the Lenders, the Issuing Lender and the Administrative Agent do hereby reserve all of their rights and remedies against all parties who may be or may hereafter become secondarily liable for the repayment of the Obligations. The Borrower and each of the Guarantors promise and agree to perform all of the requirements, conditions, agreements and obligations under the terms of each Loan Document to which it is a party, such Loan Documents being hereby ratified and affirmed.

     SECTION 7. Representations and Warranties. The Borrower and each of the Guarantors hereby represent and warrant to the Administrative Agent, the Issuing Bank and each of the Lenders as follows:

     (a) To the best of their knowledge and belief after reasonably diligent inquiry, and except for those matters described and referred to in the Form 8-K dated January 4, 2005, filed by the Borrower under the Exchange Act, Borrower is in compliance as of the date hereof with the financial covenants contained in
Section 7.13 of the Credit Agreement.

     (b) The Borrower and each of the Guarantors have the power and authority to enter into this Amendment and to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it.

     (c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of each of the Borrower and the Guarantors and constitutes the legal, valid and binding obligation of each of the Borrower and the Guarantors, enforceable against each of the Borrower and the Guarantors in accordance with its terms, provided that such enforceability is subject to general principles of equity.

     (d) The execution and delivery of this Amendment and the performance by each of the Borrower and the Guarantors of its obligations hereunder do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower or any Guarantor, nor be in contravention of or in conflict with the certificate of incorporation or bylaws of the Borrower or any Guarantor, or the provision of any statute, or any judgment, order, indenture, instrument, agreement or undertaking, to which the Borrower or any Guarantor is party or by which the Borrower's or any Guarantor's assets or properties are or may become bound.

     SECTION 8. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

     SECTION 9. Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of North Carolina (without giving effect to its conflict of laws rules).

     SECTION 10. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

     Section 11. Joinder of Existing Guarantors. Each Guarantor confirms, acknowledges and agrees that each Loan Document to which it is a party is and remains in full force and effect and shall cover the Obligations as modified by this Amendment. Each Guarantor promises and agrees to perform all of the requirements, conditions, agreements and obligations under the terms of its Guaranty, said Guaranty being hereby ratified and affirmed. Except as expressly provided herein, no Loan Document shall in any way be impaired, discharged, diminished, or released by this Amendment.

     SECTION 12. Financial Information, etc; Representations and Warranties. Each Lender acknowledges and agrees that any representation or warranty made or deemed to have been made in connection with any Borrowing made (or the issuance, renewal or extension of any Letter of Credit) during the Extension Period, shall be deemed to have been made subject to the Existing Defaults, any Disclosure Default and the matters described and referred to in the 8-K Disclosure and in the other public filings made by the Borrower on or after April 16, 2004 and prior to January 21, 2005 under the Exchange Act (the "Public Filings"). Borrower hereby acknowledges and agrees that (i) the preceding sentence is intended solely to qualify the representations and warranties required by or deemed to be made under the Credit Agreement in connection with any Borrowing to be made (or the issuance, renewal or extension of any Letter of Credit) during the Extension Period and nothing herein shall be deemed to have waived any Default which may arise or may have arisen by reason of any fact or circumstance which may be or may have been disclosed in connection with any Disclosure Default or the matters described and referred to in the 8-K Disclosure or in the Public Filings and such qualification shall be



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

subject to the same limitations as those applicable to the temporary waiver of any Disclosure Default contained in Sections 3(b), 3(c) and 3(d) of this Amendment and (ii) nothing in this Amendment shall be deemed to have waived the requirements of Section 6.01(j) of the Credit Agreement including, without limitation, the obligation of the Borrower to deliver the certificate therein described within five (5) Domestic Business Days after Borrower becomes aware of the occurrence of any Default under Section 7.13 of the Credit Agreement which may have arisen by reason of any fact or circumstance described in or referred to in the 8-K Disclosure or in the Public Filings, other than, in the case of this clause (ii), the Existing Defaults or any Disclosure Default.


                     [SIGNATURES APPEAR ON FOLLOWING PAGES]



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




     IN WITNESS WHEREOF, the parties hereto have executed and delivered, or have caused their respective duly authorized officers or representatives to execute and deliver, this Amendment as of the day and year first above written.

                                  BORROWER:

                                  KRISPY KREME DOUGHNUT
                                  CORPORATION

                                  By:     /s/ Michael C. Phalen
                                          ----------------------------------
                                  Title:  Chief Financial Officer







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



                                   ADMINISTRATIVE AGENT:

                                   WACHOVIA BANK, NATIONAL ASSOCIATION,
                                   as Administrative Agent,
                                   an Issuing Lender and as a Lender

                                   By:     /s/ Katherine A. Harkness
                                           ------------------------------
                                   Title:  Director

                                   LENDERS:

                                   BRANCH BANKING AND TRUST COMPANY,
                                   as Syndication Agent and as a Lender

                                   By:     /s/ Thatcher L. Townsend III
                                           ------------------------------
                                   Title:  SENIOR VICE PRESIDENT

                                   BANK OF AMERICA, N.A.,
                                   as Co-Documentation Agent and as a Lender

                                   By:     /s/
                                           -------------------------------
                                   Title:

                                   ROYAL BANK OF CANADA,
                                   as Co-Documentation Agent and as a Lender

                                   By:     /s/
                                           -------------------------------
                                   Title:

                                   CIBC INC.,
                                   as a Lender

                                   By:     /s/ Gerald Girardi
                                           -------------------------------
                                   Title:  EXECUTIVE DIRECTOR
                                           CIBC WORLD MARKETS CORP. AS AGENT

                                   THE BANK OF NOVA SCOTIA,
                                   as a Lender

                                   By:     /s/ Chris J. Allen
                                           -------------------------------
                                   Title:  Managing Director & Office Head





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



     This Amendment is hereby acknowledged by, consented and agreed to, and duly executed and delivered as of the day and year first above.

                                  GUARANTORS:

                                  KRISPY KREME DOUGHNUTS, INC.

                                  By:     /s/ Michael C. Phalen (SEAL)
                                          --------------------------------
                                  Title:  Chief Financial Officer


                                  FREEDOM RINGS, LLC

                                  By:     /s/ Sherry Polonsky (SEAL)
                                          --------------------------------
                                  Title:  Manager


                                  MONTANA MILLS BREAD CO., INC.

                                  By:     /s/ Michael C. Phalen (SEAL)
                                          --------------------------------
                                  Title:  Vice President and Treasurer


                                  GOLDEN GATE DOUGHNUTS, LLC

                                  By:     /s/ Sherry Polonsky (SEAL)
                                          --------------------------------
                                  Title:  Manager





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